UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 17, 2007
(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated April 17, 2007, regarding its financial results for the periods ended March 31, 2007, including consolidated financial statements for the periods ended March 31, 2007, is Attachment I of this Form 8-K. Attachment II are the charts for IBM’s first quarter earnings presentation on April 17, 2007, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (charts) and in IBM’s presentation. All of the information in Attachments I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 17, 2007

	By:	/s/ Timothy S. Shaughnessy
Timothy S. Shaughnessy
Vice President and Controller

3

Attachment 1

IBM REPORTS 2007 FIRST-QUARTER RESULTS

•          Total revenues of $22.0 billion, up 7 percent as reported;

•          Diluted earnings of $1.21 per share from continuing operations, up 12 percent;

•          Gross profit margin increased year to year for the 11th consecutive quarter.

ARMONK, N.Y., April 17, 2007 . . . IBM (NYSE: IBM) today announced first-quarter 2007 diluted earnings of $1.21 per share from continuing operations, an increase of 12 percent as reported, compared with diluted earnings of $1.08 per share in the first quarter of 2006.  First-quarter income from continuing operations was $1.8 billion compared with $1.7 billion in the first quarter of 2006, an increase of 8 percent.  Total revenues for the first quarter of 2007 of $22.0 billion increased 7 percent (4 percent, adjusting for currency) from the first quarter of 2006.

“IBM’s good results in the quarter demonstrate the breadth of our global capabilities, the advantages of our business model and our focus on profitable growth,” said Samuel J. Palmisano, IBM chairman, president and chief executive officer.  “We continued to grow in the higher-value products and services that help our clients transform their businesses.  We again grew gross profit margins and earnings, and continued to generate significant cash from operations.  This gives us considerable financial capability to strengthen our position in the profitable growth segments and create further value for our investors.”

From a geographic perspective, the Americas first-quarter revenues were $9.1 billion, an increase of 1 percent as reported (1 percent, adjusting for currency) from the 2006 period.  Revenues from Europe/Middle East/Africa were $7.6 billion, up 13 percent (5 percent, adjusting for currency).  Asia-Pacific revenues increased 10 percent (9 percent, adjusting for currency) to $4.5 billion. OEM revenues were $828 million, down 5 percent compared with the 2006 first quarter.

Total Global Services revenues grew 8 percent (4 percent, adjusting for currency).  Segment revenues from Global Business Services increased 9 percent (6 percent, adjusting for currency) to $4.2 billion, and segment revenues from Global Technology Services increased 7 percent (4 percent, adjusting for currency) to $8.3 billion.  IBM signed services contracts totaling $11.1 billion, down 2 percent year over year, and ended the first quarter with an estimated services backlog, including Strategic Outsourcing, Business Transformation Outsourcing, Global Business Services, Integrated Technology Services and Maintenance, of $115 billion.

Revenues from the Systems and Technology (S&T) segment totaled $4.5 billion for the quarter, up 2 percent (flat, adjusting for currency).  S&T revenues from System z server products increased 12 percent compared with the year-ago period.  Total delivery of System z computing power, which is measured in MIPS (millions of instructions per second), increased 9 percent.  Revenues from the System p UNIX server products increased 14 percent compared with the 2006 period.  Revenues from the System x servers increased 7 percent, and revenues from the System i servers decreased 13 percent.  Revenues from Microelectronics decreased 7 percent and revenues from System Storage decreased 1 percent.

Revenues from the Software segment were $4.3 billion, an increase of 9 percent (5 percent, adjusting for currency) compared with the first quarter of 2006.  Revenues from IBM’s middleware products, which primarily include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $3.2 billion, up 10 percent versus the first quarter of 2006.  Operating systems revenues of $522 million were flat compared with the prior-year quarter.  Revenues from other software and services increased, which includes the Product Lifecycle Management portfolio of products.

For the WebSphere family of software products, which facilitate customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, revenues increased 14 percent.  Revenues for Information Management software, which enables clients to leverage information on demand, increased 20 percent.  Revenues from Tivoli software, infrastructure software that enables customers to centrally manage networks including security and storage capability, increased 18 percent, and revenues for Lotus software, which allows collaborating and messaging by customers in real-time communication and knowledge management, increased 7 percent year over year.  Revenues from Rational software, integrated tools to improve the processes of software development, increased 15 percent compared with the year-ago quarter.

Global Financing segment revenues increased 6 percent (3 percent, adjusting for currency) in the first quarter to $614 million.

The company’s total gross profit margin was 40.2 percent in the 2007 first quarter compared with 39.1 percent in the 2006 period — the 11th consecutive quarter of year-to-year increase.

Total expense and other income increased 11 percent to $6.3 billion compared with the prior-year period.  SG&A expense increased 11 percent to $5.1 billion.  RD&E expense increased 4 percent compared with the year-ago period.  Intellectual property and custom development income decreased to $205 million compared with $229 million a year ago.  Other (income) and expense contributed income of $180 million in the first quarter of 2007 versus income of $246 million in the first quarter of 2006.

IBM’s effective tax rate in the first-quarter 2007 was 28.5 percent compared with 30.0 percent in the first quarter of 2006.

Shares repurchased totaled approximately $3.5 billion in the first quarter.  The weighted-average number of diluted common shares outstanding in the first-quarter 2007 was 1.52 billion compared with 1.59 billion shares in the same period of 2006.  As of March 31, 2007, there were 1.48 billion basic common shares outstanding.

Debt, including Global Financing, totaled $23.9 billion, compared with $22.7 billion at year-end 2006.  From a management segment view, the non-global financing debt-to-capitalization ratio was 2.8 percent at the end of March 31, 2007, and Global Financing debt increased $1.0 billion from year-end 2006 to a total of $23.2 billion, resulting in a debt-to-equity ratio of 6.9 to 1.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the company’s failure to continue to develop and market new and innovative products and services and to keep pace with technological change; competitive pressures; failure to obtain or protect intellectual property rights; quarterly fluctuations in revenues and volatility of stock prices; the company’s ability to attract and retain key personnel; adverse affects from tax matters; currency fluctuations and customer financing risks; customer credit risk on trade receivables; the company’s failure to maintain the adequacy of its internal controls; the company’s use of certain estimates and assumptions; dependence on certain suppliers; changes in the financial or business condition of the company’s distributors or resellers; the company’s ability to successfully manage acquisitions and alliances; failure to have sufficient insurance; legal, political, health and economic conditions; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. The company assumes no obligation to update or revise any forward- looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM Results —

•          adjusting for currency (i.e., at constant currency).

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the first-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non- GAAP Supplementary Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/1q07.  Presentation charts will be available on the Web site prior to the Webcast.

Financial Results Attached (amounts may not total due to rounding)

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended March 31,
			Percent
	2007	2006	Change
REVENUE

Global Technology Services	$8,258	$7,719	7.0%
Gross profit margin	29.2%	29.2%

Global Business Services	4,183	3,848	8.7%
Gross profit margin	23.8%	21.4%

Systems and Technology	4,520	4,419	2.3%
Gross profit margin	34.8%	32.0%

Software	4,251	3,907	8.8%
Gross profit margin	83.6%	84.2%

Global Financing	614	582	5.6%
Gross profit margin	50.9%	52.8%

Other	203	184	10.1%
Gross profit margin	12.0%	1.2%

TOTAL REVENUE	22,029	20,659	6.6%

GROSS PROFIT	8,866	8,088	9.6%
Gross profit margin	40.2%	39.1%

EXPENSE AND OTHER INCOME

S,G&A	5,089	4,602	10.6%
Expense to revenue	23.1%	22.3%

R,D&E	1,509	1,456	3.7%
Expense to revenue	6.9%	7.0%

Intellectual property and custom development income	(205)	(229)	-10.6%
Other (income) and expense	(180)	(246)	-27.0%
Interest expense	73	66	9.7%

TOTAL EXPENSE AND OTHER INCOME	6,287	5,648	11.3%
Expense to revenue	28.5%	27.3%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
	2,579	2,440	5.7%
Pre-tax margin	11.7%	11.8%

Provision for income taxes	735	732	0.4%
Effective tax rate	28.5%	30.0%

INCOME FROM CONTINUING OPERATIONS	1,844	1,708	8.0%
Net margin	8.4%	8.3%
DISCONTINUED OPERATIONS
Loss from discontinued operations	0	0
NET INCOME	$1,844	$1,708	8.0%

EARNINGS/(LOSS) PER SHARE OF COMMON STOCK:

ASSUMING DILUTION
CONTINUING OPERATIONS	$1.21	$1.08	12.0%
DISCONTINUED OPERATIONS	0.00	0.00

TOTAL	$1.21	$1.08	12.0%

BASIC
CONTINUING OPERATIONS	$1.23	$1.09	12.8%
DISCONTINUED OPERATIONS	0.00	0.00
TOTAL	$1.23	$1.09	12.8%

WEIGHTED-AVERAGE NUMBER
OF COMMON SHARES
OUTSTANDING (M’s)
ASSUMING DILUTION	1,522.8	1,587.2
BASIC	1,499.5	1,564.5

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	March 31	December 31	Percent
(Dollars in millions)	2007	2006	Change

ASSETS

Cash, cash equivalents, and marketable securities	$10,781	$10,657	1.2%

Receivables - net, inventories, prepaid expenses	31,665	34,003	-6.9%

Plant, rental machines, and other property - net	14,414	14,440	-0.2%
Investments and other assets	44,760	44,134	1.4%

TOTAL ASSETS	$101,619	$103,234	-1.6%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$9,661	$8,902	8.5%
Long-term debt	14,285	13,780	3.7%

Total debt	23,946	22,682	5.6%

Accounts payable, taxes, and accruals	27,102	31,189	-13.1%
Other liabilities	22,763	20,857	9.1%
TOTAL LIABILITIES	73,811	74,728	-1.2%
STOCKHOLDERS’ EQUITY	27,809	28,506	-2.4%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$101,619	$103,234	-1.6%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	FIRST QUARTER 2007
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
Global Technology Services	$8,258	$425	$8,683	$681	7.8%
Y-T-Y Change	7.0%	-5.8%	6.3%	-19.3%

Global Business Services	4,183	301	4,485	470	10.5%
Y-T-Y Change	8.7%	-10.4%	7.2%	32.1%

Systems and Technology	4,520	267	4,787	96	2.0%
Y-T-Y Change	2.3%	-4.6%	1.9%	nm

Software	4,251	585	4,836	1,036	21.4%
Y-T-Y Change	8.8%	13.8%	9.4%	1.5%

Global Financing	614	349	963	374	38.8%
Y-T-Y Change	5.6%	-4.3%	1.8%	-9.7%

Total Reportable Segments	21,826	1,927	23,753	2,657	11.2%
Y-T-Y Change	6.6%	-1.0%	5.9%	1.5%

Eliminations/Other	203	(1,927)	(1,724)	(78)

Total IBM Consolidated	$22,029	$0	$22,029	$2,579	11.7%
Y-T-Y Change	6.6%		6.6%	5.7%

nm - not meaningful

	FIRST QUARTER 2006
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
Global Technology Services	$7,719	$451	$8,171	$844	10.3%

Global Business Services	3,848	336	4,184	356	8.5%

Systems and Technology	4,419	280	4,699	(18)	-0.4%

Software	3,907	514	4,421	1,021	23.1%

Global Financing	582	364	946	414	43.8%

Total Reportable Segments	20,475	1,946	22,421	2,616	11.7%

Eliminations / Other	184	(1,946)	(1,762)	(177)

Total IBM Consolidated	$20,659	$0	$20,659	$2,440	11.8%

Contact:	IBM
John Bukovinsky, 914/499-6212
jbuko@us.ibm.com

IBM 1Q 2007 Earnings Presentation April 2007 -1- ATTACHMENT II

Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. -2-

1Q07 OVERVIEW -3- 1.8 Net Income 12% (1.2 pts) 1.1 pts B/(W) Yr/Yr 1Q07 Continuing Ops ($B except EPS) $1.21 EPS Pre-Tax Income 28.5% E/R% 40.2% GP% 22.0 Revenue Geographic Differentiation Powerful Asia performance Europe improving Weakness in U.S. Continued GP expansion Expense ramp for acquisitions and key growth areas Double-digit EPS growth 2.6 7% 6% @CC 4% 8%

GEOGRAPHIC REVENUE -4- 4% 22.0 IBM (5%) OEM 9% 10% Asia Pacific 5% 13% Europe/ME/A 1% Americas B/(W) Yr/Yr Rptd @CC 1Q07 ($B) +21% Key Country Growth @CC 0% 6% 4% U.S. Rest of World Total Emerging Countries Growth @CC 0.9 1.1 1Q06 1Q07 ($B) 9.1 1% 7.6 4.5 0.8 (5%) 7%

SEGMENT REVENUE AND GROSS MARGIN Gross Margin Revenue 40.2% 40.5% 50.9% 83.6% 34.8% 23.8% 29.2% 1Q07 1.1 pts 1.0 pts (1.9 pts) (0.6 pts) 2.8 pts 2.5 pts 0.0 pts B/(W) Yr/Yr Pts 4% 7% 22.0 Total IBM 0% 2% Systems and Technology 6% 9% Global Business Services 4% 3% 5% 4% 7% 21.8 Total Segments B/(W) Yr/Yr Rptd @CC 1Q07 ($B) 6% Global Financing 9% Software 7% Global Technology Services -5- 8.3 4.3 0.6 4.2 4.5

EXPENSE SUMMARY (27%) (0.2) Other Income and Expense (11%) (0.2) IP and Custom Dev. Income (10%) 0.1 Interest Expense 5 pts 5 pts 5 pts Acq 2 pts (1 pts) 3 pts Ops 4 pts 0 pts 3 pts Currency 1.5 RD&E (11%) 5.1 SG&A (11%) 6.3 Total Expense and Other Income B/(W) Yr/Yr 1Q07 ($B) -6- Yr/Yr Drivers (4%)

CASH FLOW ANALYSIS 0.1 1.1 0.4 (0.5) (3.4) (0.2) 2.9 0.9 2.1 (1.1) 0.9 2.1 3.0 1Q07 15.3 15.0 FY06 (1.4) Change in Cash & Marketable Securities 0.1 Other (0.6) Change in Non-GF Debt (0.3) (2.5) Return to Shareholders (0.7) Acquisitions 2.9 0.5 2.4 (1.0) Investing Activities 0.7 Net Cash from Operations (Cont. Ops.), excl. GF Rec. 2.4 Less: GF Accounts Receivable 3.1 Net Cash from Operations (Cont. Ops.) 1Q06 ($B) -7- Capital Expenditures, Net GF A/R GF Debt Net GF Debt to A/R Share Repurchase Dividends (0.3) (4.7) (0.3) 1.0 0.8 (3.8) (8.1) (1.7) (1.1) 0.4 (3.0)

BALANCE SHEET 6.9 3% 101.6 Mar 2007 6.9 2% 103.2 Dec 2006 6.9 Global Fin. Leverage 4% Non-GF Debt/Cap Equity Total Liabilities Total Debt Global Financing Debt Non-GF Debt Other Liabilities 102.5 Total Assets Global Fin. Assets* Non-GF Assets* Cash & Marketable Securities Mar 2006 ($B) * Excluding Cash & Marketable Securities -8- 12.3 62.1 28.0 47.3 1.4 21.1 22.5 69.7 32.7 10.7 59.5 33.1 52.0 0.4 22.3 22.7 74.7 28.5 10.8 59.7 31.1 49.9 0.7 23.2 23.9 73.8 27.8

GLOBAL SERVICES SEGMENTS -9- Global Business Services (GBS) Global Technology Services (GTS) (2.5 pts) 7.8% 6% 4% @CC 2.0 pts 10.5% 9% 4.2 7% 8.3 Yr/Yr 1Q07 ($B) 4.2 (6%) 6.8 Total (22%) 0.9 (9%) 4.9 Long-Term 13% 3.3 5% 1.9 Short-Term Yr/Yr $B Yr/Yr $B GBS GTS Signings 12% Yr/Yr 6% Global Business Services 9% Integrated Tech Services 3% Maintenance (3%) Bus. Transformation Outsourcing 3% Strategic Outsourcing 4% Global Technology Services @CC IGS WW Contract Signings Signings Revenue 5.4 4.7 5.3 4.8 5.0 5.1 6.2 5.3 9.2 6.3 6.2 6.6 4.6 5.4 11.6 5.8 0 5 10 15 20 2Q05 3Q05 4Q05 1Q06 2Q06 3Q06 4Q06 1Q07 ($B) Long-Term Short-Term 6% 0% 6% 7% 9% 3% Revenue (External) Revenue (External) PTI Margin PTI Margin

SYSTEMS & TECHNOLOGY SEGMENT -10- JV on track for 2Q - (13%) (11%) Printing Systems European strength + - Retail Store Sols + Signings weakness Game processor softness Disk -2%, Tape flat Growth in all geographies High-end strength Upgrade weakness MIPS +9%, seven consecutive quarters of growth 1Q07 Revenue 10% (16%) @CC As Rptd - E&TS + - - + + + GP% Microelectronics -/= System Storage = System x Servers + 14% System p - (13%) System i + 12% System z Share 2.4 pts 2.0% PTI Margin 0% @CC 2% 4.5 Revenue (External) Yr/Yr 1Q07 ($B) 7% (1%) (7%) (6%) 8% 4% (4%) (7%) (5%) Systems 6% 3% 7% 4%

SOFTWARE SEGMENT -11- 14% 18% Tivoli Other Middleware 12% Other Software/Services 10% Total Middleware 100% % of SW Total Software Operating Systems 13% 17% Key Branded Middleware 1Q07 Revenue 11% 16% 10% @CC 15% Rational Lotus 20% Information Management 14% WebSphere Family Yr/Yr (1.7 pts) 21.4% PTI Margin 5% @CC 9% 4.3 Revenue (External) Yr/Yr 1Q07 ($B) 7% 3% 0% (2%) 9% 5% 51% 12% 76% 6% 11% 8% 25% (2%) (5%)

1Q Summary Asia Pacific strength, including continued recovery in Japan EMEA improvement led by Germany Emerging countries +21% Global Business Services revenue and profit expansion Continued margin expansion through improving mix and productivity actions U.S. sales performance Global Technology Services margin – U.S. Outsourcing cost Highlights Areas of Focus Double-digit EPS growth

SUPPLEMENTAL EXHIBITS -S1- S2. Revenue - Key Industry Sales Units S3. Currency: Year-to-Year Comparison S4. Cash Flow (FAS 95) S5-S9. Non-GAAP Supplementary Materials S5. Constant Currency S6. Cash Flow S7. Reconciliation to Net Cash from Operations S8. Reconciliation of Revenue Growth in Selected Countries S9. Reconciliation of Key Country Growth Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding.

REVENUE - KEY INDUSTRY SALES UNITS -S2- @CC 4% 6% 1% 7% 0% 4% 5% 21.3 All Sectors Small / Medium Communications 10% Distribution Industrial Public Financial Svcs Rptd 1Q07 ($B) B/(W) Yr/Yr 6.0 9% 3.3 7% 2.7 3% 2.2 2.1 4% 4.1 9% 7%

CURRENCY: YEAR-TO-YEAR COMPARISON -S3- 2 pts 2~3 pts 2~3 pts 3 pts IBM Revenue Impact -2% -3% -4% -2% 120 119 Yen 4% 6% 8% 10% 0.50 0.51 Pound 5% 6% 7% 0.74 0. 76 Euro 4Q07 3Q07 2Q07 4/16 Spot 1Q07 @ 4/16 Spot QUARTERLY AVERAGES PER US$ Negative Yr/Yr growth signifies a translation hurt Yr/Yr 8% Yr/Yr Yr/Yr

CASH FLOW (FAS 95) -S4- (3.4) 0.0 0.0 (2.6) 0.4 (2.5) (0.3) (0.6) 0.5 (4.0) (2.3) (0.7) 0.0 (1.0) 3.1 2.4 (2.4) 0.2 1.2 1.7 1Q06 0.2 0.1 Effect of exchange rate changes on cash 0.4 (1.1) Net Change in Cash & Cash Equivalents (Cont. Ops.) 0.0 Discontinued Operations (1.7) Net cash used in financing activities 0.9 (3.4) (0.5) 0.9 (2.4) Net cash used in investing activities (1.1) (0.2) 0.0 (1.1) 3.0 Net Cash provided by operating activities 2.1 (2.3) 1.2 1.8 Net Income from Continuing Operations 1Q07 ($B) Depreciation / Amortization Working Capital / Other GF A/R Capital Expenditures, Net Divestitures Acquisitions Other Investing GF Debt Dividends Share Repurchase Other Non-GF Debt Stock-based Compensation Expense

NON-GAAP SUPPLEMENTARY MATERIALS In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in both its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. -S5-

NON-GAAP SUPPLEMENTARY MATERIALS Cash Flow Management includes a presentation of cash flows that excludes the effect of Global Financing Receivables.   For a financing business, increasing receivables is the basis for growth.  Receivables are viewed as an investment and an income-producing asset. Therefore, management presents financing receivables as an investing activity. Management’s view is that this presentation gives the investor the best perspective of cash available for new investment or for distribution to shareholders. Additionally, management has presented a view of cash flow that excludes the effect of Global Financing Receivables as discussed previously and excludes the effects of funding of its U.S. retiree medical and U.K. pension plans. Given the unique and significant nature of such fundings, management believes that presenting these financial items without such fundings is useful to investors in better understanding the company’s business performance. The company believes the magnitude of these impacts can affect investors’ understanding of the company’s overall business performance. Management further believes that investors’ understanding is enhanced when the year-to-year dynamics is rendered explicit in the discussion of the company’s financial results. -S6-

(0.3) 1.4 Net Cash from Operations (Cont. Ops.), excluding GF Receivables, Retiree Medical and Pension Funding (0.5) 1.0 (0.5) ---- Plus: U.S. Retiree Medical Funding Plus: U.K. Pension Funding (0.1) 3.0 Net Cash from Operations (Cont. Ops.) (0.3) 2.1 Plus: GF Accounts Receivable 0.2 0.9 Net Cash from Operations (Cont. Ops.), excluding GF Receivables Yr/Yr ($B) RECONCILIATION TO NET CASH FROM OPERATIONS NON-GAAP SUPPLEMENTARY MATERIALS The above serves to reconcile the Non-GAAP financial information contained in the discussion regarding Cash Flow in the company’s earnings presentation. See Slide S6 of this presentation for additional information on the use of these Non-GAAP financial measures. -S7- 1Q07

RECONCILIATION OF REVENUE GROWTH IN SELECTED COUNTRIES -S8- 1Q07 B/(W) Yr/Yr 10% 3% 20% 1% Germany Japan 21% 24% Total Emerging Countries Russia 24% 25% India 31% 34% China 13% 17% Brazil @CC As Reported 1Q07 B/(W) Yr/Yr NON-GAAP SUPPLEMENTARY MATERIALS The above serves to reconcile the Non-GAAP financial information contained in the Geographic Revenue discussion regarding revenue growth in certain countries in the company’s earnings presentation. See Slide S5 of this presentation for additional information on the use of these Non-GAAP financial measures. 1% 1%

RECONCILIATION OF KEY COUNTRY GROWTH -S9- 6% 4% 11% 7% Rest of World Total 0% 0% U.S. @CC As Reported 1Q07 B/(W) Yr/Yr NON-GAAP SUPPLEMENTARY MATERIALS The above serves to reconcile the Non-GAAP financial information contained on chart 4 “Geographic Revenue” of the company’s earnings presentation. See Slide S5 of this presentation for additional information on the use of these Non-GAAP financial measures.